Exhibit 99

Rocky Brands, Inc. Announces Record Second Quarter Results

Revenue Increased 134.2% to $131.6 Million

Diluted Earnings Per Share Increased 57.6% to $0.52

Adjusted Diluted Earnings Per Share Increased 120.0% to $0.99

NELSONVILLE, Ohio, August 3, 2021 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

●	Net sales increased 134.2% to $131.6 million
o	Wholesale segment sales increased 195.0%; Retail segment sales increased 36.8%
●	Gross margin increased 280 basis points to 37.4%
●	Net income increased 59.5% to $3.9 million, or $0.52 per diluted share
●	Adjusted net income increased 129.0% to $7.4 million, or $0.99 per diluted share

“Our business exhibited tremendous strength in the second quarter,” said Jason Brooks, Chairman, President and Chief Executive Officer. “Demand for our Rocky, Georgia and Durango brands has been building over the past year and recent trends have been particularly strong. The combination of innovative product introductions, enhanced consumer engagement, and effective inventory management are fueling market share gains in our work, western and outdoor markets. At the same time, the newest additions to our brand portfolio, in particular The Original Muck Boot Company and XTRATUF are performing very well, contributing to our exceptional growth. I am confident that we are well positioned to continue capitalizing on our current momentum and successfully integrating our recent acquisition to unlock even greater earnings power from our operating model in the years ahead.”

Second Quarter Review

Second quarter net sales increased 134.2% to $131.6 million compared with $56.2 million in the second quarter of 2020. Second quarter 2021 net sales includes $50.1 million in net sales from the performance and lifestyle footwear business acquired from Honeywell International, Inc. on March 15, 2021.

Wholesale sales for the second quarter increased 195.0% to $101.1 million compared to $34.3 million for the same period in 2020. Retail sales for the second quarter increased 36.8% to $22.3 million compared to $16.3 million for the same period last year. Contract Manufacturing segment sales, which now include contract military sales and private label programs, increased 45.6% to $8.1 million compared to $5.6 million in the second quarter of 2020.

Gross margin in the second quarter of 2021 was $49.2 million, or 37.4% of net sales, compared to $19.5 million, or 34.6% of net sales, for the same period last year. Adjusted gross margin in the second quarter of 2021, which excludes a $2.3 million inventory purchase accounting adjustment, was $51.4 million, or 39.1% of net sales.  Adjusted gross margin in the second quarter of 2020, which excluded approximately $1.0 million in expenses related to the closure of the Company’s manufacturing facilities due to COVID-19, was $20.4 million, or 36.4% of net sales. The 270 basis point increase to adjusted gross margin was attributable to higher margins in all three operating segments with a 450 basis point improvement in wholesale the largest driver of the year-over-year improvement. (See below for a reconciliation of GAAP financial measures to non-GAAP financial measures).

Operating expenses were $40.7 million, or 30.9% of net sales, for the second quarter of 2021 compared to $16.4 million, or 29.1% of net sales, for the same period a year ago. Excluding $2.3 million in acquisition related amortization and integration expenses, second quarter 2021 operating expenses were $38.5 million, or 29.2% of net sales. The increase in operating expenses was driven primarily by the expenses associated with the acquired brands.

Income from operations for the second quarter of 2021 increased 172.2% to $8.4 million, or 6.4% of net sales compared to $3.1 million or 5.5% of net sales for the same period a year ago. Adjusted operating income for the second quarter of 2021 was $13.0 million, or 9.9% of net sales, compared to adjusted operating income for the second quarter of 2020 of $4.1 million, or 7.3% of net sales.

Interest expense for the second quarter of 2021 was $3.5 million compared with $48,000 a year ago. The increase reflected interest payments on the senior term loan and credit facility used to finance the Honeywell footwear acquisition.

The Company reported second quarter net income of $3.9 million, or $0.52 per diluted share compared to net income of $2.4 million, or $0.33 per diluted share in the second quarter of 2020. Adjusted net income for the second quarter of 2021, was $7.4 million, or $0.99 per diluted share, compared to an adjusted net income of $3.2 million, or $0.45 per diluted share, in the second quarter of 2020.

Balance Sheet Review

Cash and cash equivalents were $8.4 million at June 30, 2021 compared to $25.8 million on the same date a year ago. The change in cash and cash equivalents was driven primarily by the use of cash to fund a portion of the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

Total debt at June 30, 2021 was $187.4 million consisting of $130 million senior term loan and borrowings under the Company's senior secured asset-backed credit facility.

Inventory at June 30, 2021 increased to $143.5 million compared to $74.5 million on the same date a year ago. The $69.0 million increase in inventory includes approximately $55.0 million associated with the newly acquired brands.

Conference Call Information

The Company's conference call to review second quarter 2021 results will be broadcast live over the internet today, Tuesday, August 3, 2021 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 (domestic) or (201) 493-6725 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus®, NEOS® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding recent trends in demand for the Company's products (paragraph 2), recent trends related to gains in the Company's market share (Paragraph 2), the Company being well-positioned to continue to capitalize on current momentum (Paragraph 2), and the Company's ability to successfully integrate the recent acquisition of performance and lifestyle footwear business acquired from Honeywell International Inc. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020 (filed March 16, 2021) and quarterly report on Form 10-Q for the quarter ended March 31, 2021 (filed May 6, 2021). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30,	December 31,	June 30,
	2021	2020	2020
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$8,358	$28,353	$25,832
Trade receivables – net	79,963	48,010	35,362
Contract receivables	2,017	5,170	1,254
Other receivables	235	364	402
Inventories – net	143,516	77,576	74,546
Income tax receivable	2,290	-	-
Prepaid expenses	4,772	3,713	3,358
Total current assets	241,151	163,186	140,754
LEASED ASSETS	2,626	1,572	1,554
PROPERTY, PLANT & EQUIPMENT – net	55,956	33,750	28,450
GOODWILL	48,375	-	-
IDENTIFIED INTANGIBLES – net	127,904	30,209	30,224
OTHER ASSETS	879	374	348
TOTAL ASSETS	$476,891	$229,091	$201,330

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	67,224	20,090	15,962
Contract liabilities	2,017	5,582	1,254
Current Portion of Long-Term Debt	3,250	-	-
Accrued expenses:
Salaries and wages	4,363	4,463	1,304
Taxes - other	536	893	778
Accrued freight	2,670	911	417
Commissions	1,068	712	392
Accrued duty	6,534	4,270	3,954
Accrued interest	2,197	-	-
Income tax payable	-	1,019	578
Other	5,115	2,043	1,598
Total current liabilities	94,974	39,983	26,237
LONG-TERM DEBT	184,121	-	-
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	1,867	944	967
DEFERRED INCOME TAXES	8,272	8,271	8,108
DEFERRED LIABILITIES	392	219	219
TOTAL LIABILITIES	289,795	49,586	35,700
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding June 30, 2021 - 7,283,434; December 31, 2020 - 7,247,631; June 30, 2020 - 7,312,217	67,210	65,971	67,390
Retained earnings	119,886	113,534	98,240
Total shareholders' equity	187,096	179,505	165,630
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$476,891	$229,091	$201,330

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
NET SALES	$131,602	$56,186	$219,268	$111,905
COST OF GOODS SOLD	82,448	36,724	134,976	73,124
GROSS MARGIN	49,154	19,462	84,292	38,781

OPERATING EXPENSES	40,717	16,363	69,275	34,169

INCOME FROM OPERATIONS	8,437	3,099	15,017	4,612

OTHER (EXPENSES) INCOME	(3,378)	(48)	(4,125)	(57)

INCOME BEFORE INCOME TAXES	5,059	3,051	10,892	4,555

INCOME TAX EXPENSE	1,164	609	2,506	925

NET INCOME	$3,895	$2,442	$8,386	$3,630

INCOME PER SHARE
Basic	$0.53	$0.33	$1.15	$0.50
Diluted	$0.52	$0.33	$1.13	$0.49

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,283	7,312	7,271	7,332
Diluted	7,439	7,334	7,402	7,360

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$49,154	$19,462	$84,292	$38,781
ADD: INVENTORY FAIR VALUE ADJUSTMENT	2,292	-	2,623	-
ADD: MANUFACTURING EXPENSES RELATED TO COVID-19 CLOSURES/SUPPLIES	-	986	-	1,974
ADJUSTED GROSS MARGIN	$51,446	$20,448	$86,915	$40,755

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$40,717	$16,363	$69,275	$34,169
LESS: ACQUISITION RELATED EXPENSES	1,348	-	6,541	-
LESS: ACQUISITION RELATED AMORITIZATION	912	-	912	-
ADJUSTED OPERATING EXPENSES	38,457	16,363	61,822	34,169

INCOME FROM OPERATIONS, ADJUSTED	$12,989	$4,085	$25,093	$6,586

OTHER INCOME AND (EXPENSES)	$(3,378)	$(48)	$(4,125)	$(57)

NET INCOME
NET INCOME, AS REPORTED	$3,895	$2,442	$8,386	$3,630
ADD: TOTAL NON-GAAP ADJUSTMENTS	4,552	986	10,076	1,974
LESS: TAX IMPACT OF ADJUSTMENTS	(1,047)	(197)	(2,318)	(404)
ADJUSTED NET INCOME	$7,400	$3,231	$16,144	$5,200

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.53	$0.33	$1.15	$0.50
DILUTED	$0.52	$0.33	$1.13	$0.49

ADJUSTED NET INCOME PER SHARE
BASIC	$1.02	$0.44	$2.22	$0.71
DILUTED	$0.99	$0.45	$2.18	$0.71

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,283	7,312	7,271	7,332
DILUTED	7,439	7,334	7,402	7,360

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP adjusted gross margin,” “non-GAAP adjusted operating expenses,”  “non-GAAP adjusted net income,” and “non-GAAP adjusted earnings per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Manufacturing expenses related to COVID-19	Manufacturing expenses related to COVID-19 are costs related to the overhead, payroll expenses and supplies incurred during the temporary closure of our manufacturing facilities due to COVID-19.

We excluded manufacturing expenses related to COVID-19 for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We exclude acquisition-related integration expenses for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.